                                                                      EXHIBIT 99

                 [LOGO OF THE WISER OIL COMPANY APPEARS HERE]

              [LETTERHEAD OF THE WISER OIL COMPANY APPEARS HERE]

                                                                    Page 1 of 6.

                                 NEWS RELEASE



FOR IMMEDIATE RELEASE:  NOVEMBER 12, 1997               FOR FURTHER INFORMATION:
                                                           Virginia L. Cleveland
                                                        TELEPHONE:  214/360-3564
                                                E-MAIL: vcleveland@wiseroil.com



                WISER OIL COMPANY REPORTS THIRD QUARTER RESULTS


Dallas, Texas, November 12, 1997 -- The Wiser Oil Company (NYSE: WZR) reported today a net loss as expected for the quarter ended September 30, 1997 of $1.9 million, or $0.21 per share on revenue of $17.0 million compared with net income of $2.4 million, or $0.27 per share on revenues of $19.5 million for the prior year's quarter. The net loss for the third quarter 1997, reflected no securities transactions; however, in the comparable 1996 third quarter, net income before gains from securities and property sales was $1.9 million or $0.21 per share.

For the nine months ended September 30, 1997, the Company had net income of $2.3 million or $0.26 per share on revenue of $60.4 million compared with a net loss of $1.4 million or $0.16 per share on revenue of $59.4 million in 1996. Before non-cash impairments and gains from securities and property sales, the net loss for the nine months was $0.8 million or $0.08 per share for 1997 compared to net income of $2.4 million or $0.27 per share for same period in 1996.

Cash flow from operations for the quarter, before working capital changes and taxes associated with securities and property sales, was $4.6 million, or $0.51 per share for the third quarter 1997 compared to $8.4 million, or $0.94 per share in 1996. For the nine months, cash flow from operations, before working capital changes and taxes associated with securities and property sales, was unchanged from the prior year at $21.7 million or $2.43 per share.

"While Wiser is working to resolve the production shortfall problems that contributed to recent quarterly losses, our exploration program continues to increase significantly," said Andrew J. Shoup, Jr. President and Chief Executive Officer. "Wiser plans to increase exploration and exploitation drilling in 1998 to evaluate the prospect inventory developed from over 350 square miles of current and planned 3-D seismic surveys."


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Wiser Oil Company
Page 2 of 6.


As previously disclosed, net income before gains and non-cash impairments, and cash flow for the quarter and the nine months, decreased due to higher exploration costs; increased depreciation, depletion and amortization charges; and interest expense. Oil revenues for the third quarter were down $2.4 million because of lower oil production and prices. During the quarter, no securities from the Company's securities portfolio were liquidated. The securities portfolio, $6.5 million at September 30, 1997, is expected to be liquidated by year-end.


PRODUCTION AND PRICES
---------------------

A number of circumstances led to lower production rates for the third quarter which decreased by eight percent or 95,000 barrels of oil equivalent (MBOE) from the same quarter last year and was 34 MBOE under the second quarter 1997 production. For the nine months ended September 30, 1997 production was unchanged over the prior year at 3.6 MMBOE. Wiser had anticipated production rates of approximately 4.2 MMBOE for the nine months of 1997. Due to the factors discussed below, Wiser currently expects that 1997 production will be approximately 4.8 MMBOE.

The lower than expected production occurred primarily in Canada, at the Wellman Unit in West Texas, Welder Ranch in South Texas and at the Maljamar Field in New Mexico. Canadian operations produced 273 MBOE during the third quarter, an increase of 8% from the second quarter 1997. For the nine months ended September 30, 1997 Canada produced 796 MBOE. In Canada, weather delays, compressor problems, wells shut in due to workover rig availability, and drilling delays due to rig shortages, all combined for reductions in the third quarter and nine months production rates. Since the end of the third quarter, Canadian production has increased significantly. By November 10, 1997, Canadian production has increased by approximately 320 BOEPD over the third quarter and significant drilling activity at Provost and Beatton River/Elm is expected to steadily increase production during the remainder of the year.

Wellman's production was 124 MBOE for the third quarter 1997, down 7% from production in the second quarter 1997. For the nine months ended September 30, 1997 Wellman produced 404 MBOE. The reduced production at Wellman during the third quarter is due primarily to the lack of well bore integrity in several older wells in which recent recompletion attempts were made and mechanical failure of a well producing 318 gross BOEPD. Prior to drilling two new wells during the third quarter, production was approximately 1,250 gross BOPD; most recently, production rates have improved and are approaching 1,700 gross BOPD per day. In addition, Wiser has plans to drill a third new well in December to further alleviate the production shortfall. The work should be completed by late January 1998, at which time, production is expected to return to optimum levels.

Welder Ranch added 77 MBOE to total production in the third quarter of 1997 which is significantly less than was projected when the property was acquired in late June 1997. Some of the reduced production was due to fewer well completions during the third quarter than originally forecasted. Weather delays and rig availability, coupled with testing unproven areas of the field delayed additional drilling. In addition, the Company's inability to commingle multiple producing zones in order to accelerate production rates caused lower than expected producing rates. Non-operator approval is required in order to commingle production. To date, approval to commingle has not been received, but discussions are ongoing.



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Wiser Oil Company
Page 3 of 6.


The Maljamar area units produced 239 MBOE for the third quarter 1997, down 6% from the second quarter. For the nine-month period ending September 30, 1997, the Maljamar Field produced 817 MBOE. By August 1997, average production declined to 2,400 gross BOPD. By November 1997, producing rates for the Maljamar project have increased to 3,000 gross BOPD. Each of the three units at the Maljamar Field has been to a different degree affected by timing of response to water injection, timing of project development, and actual performance. The Company plans to complete all scheduled drilling and water injection work by the end of the first quarter 1998.

For the quarter, the average price the Company realized for its oil production was $17.30 per barrel, down nine percent from the $18.95 per barrel average for the third quarter in 1996. The average price the Company realized for its natural gas for the quarter was $1.97 per MCF, up thirty percent from $1.52 per MCF for the prior year. Commodity hedging activities had a negative impact on revenues of $0.3 million for the quarter and $2.1 million for the nine months in 1997 versus a negative impact of $1.9 million and $4.5 million for the prior year, respectively. The Company continues to have approximately 2,000 BOPD, representing 32% of daily output hedged through December 31, 1997.


U. S. EXPLORATION AND DEVELOPMENT
---------------------------------

During the quarter, Wiser US drilled and completed twenty-five gross wells of which four were oil, seventeen were gas, and four were dry. For the nine months, the Company drilled and completed seventy-seven gross wells of which forty-two wells were oil, twenty-eight were gas, and seven were dry.

During the third quarter, the Company continued to expand its exploration program in the Texas Gulf Coast Region. In September, Wiser purchased an additional working interest in the Welder Ranch prospect. The purchase increases the Company's total working interest in Welder Ranch to 60% in 16,400 gross acres. Drilling activity continues to accelerate on the Welder project. Since the property was acquired during the second quarter, nine wells have been drilled; seven of which are successful. Another 4 to 5 wells are expected to be drilled by year-end. In 1998, Wiser plans to drill more than seventy-five wells on the Welder Ranch and additional prospects along this same trend. Recently, Wiser acquired an 85% interest in an oil and gas lease located on the Roche Ranch covering approximately 15,300 gross acres. The lease is approximately twenty miles south of the Welder Ranch project, and adjacent to the Company's Terrell Ranch prospect on which 3-D has already been completed and drilling will commence when a second rig arrives in January 1998. A 3-D shoot has been completed at the Blanco Creek project, and is currently being processed. Additional seismic surveys are scheduled to begin on the Fitzsimmons prospect in December 1997 and on Roche Ranch in the first quarter 1998. The Company continues to see more promising drilling opportunities along the Texas Gulf Coast. Accordingly, Wiser will explore potential prospects along the same geologic trend.

Seismic surveys are an integral part of Wiser's exploration program. In addition to the 3-D program in South Texas, the Company has seismic surveys scheduled for the following prospects: Slash Ranch and Panther Bluff in West Texas; West Little Crow in West Feliciana Parish, Louisiana; Bison Ridge in Lafayette Parish, Louisiana; and Castleberry prospect in Conecuh County, Alabama.



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Wiser Oil Company
Page 4 of 6.


CANADIAN EXPLORATION AND DEVELOPMENT
------------------------------------

During the third quarter, Wiser Canada drilled nine gross wells, of which eight were oil and one was dry. For the nine months, the Canadian subsidiary drilled twenty-seven wells, of which eighteen were oil, four were gas and five were dry.

Wiser Canada increased both exploration activities and production levels during the third quarter. The Provost project, in Southeast Alberta, is currently the focus of Wiser's exploration activity in Canada. To date, nineteen oil wells have been completed, and ten of the wells are already on production. Six more wells are expected to start production by year-end, followed by three more in January 1998. Wiser Canada is the operator of the W3W Pool and has a 50% working interest in this project. Because of the number of potential drilling locations in this and other areas, the Company maintains a rig under contract through the end of July 1998. Over the next several weeks, another 3 to 4 wells are expected to be drilled in the W3W Pool on 10-acre spacing. In total, Wiser Canada has 10,600 gross acres under lease within the Provost area. The recently completed oil wells in Section 27 and 28 are producing approximately 1,000 gross BOPD (500 BOPD net).

Wiser Canada has a number of other exciting projects pending. Freeze-up, normally mid-November through March, is prime drilling season in many remote areas. Drilling and development projects in Kaybob South, Beatton River/Elm and Ferrier/Sunchild are expected to be completed during the winter season. A well will be drilled at Kaybob South prospect as a follow up to a winter completion in the Cretaceous formation. At Beatton River/Elm, a step out well drilled during the fall is being placed on production and the discovery well drilled last December will go on stream by January 1, 1998. Additional drilling is expected to commence in January 1998. When completed, these wells will be tied into production facilities and an infill-drilling program will commence after freeze up. At Ferrier/Sunchild, a well was completed and produced a significant amount of gas with water, but will require additional work to shut off the water. The Company plans to drill a follow up well on this high potential prospect in the next few months.

Organized in 1905, Wiser is an independent energy company engaged in exploration, production and acquisition of crude oil and natural gas reserves primarily in the United States and Canada. Wiser operates on a philosophy of moderate risk exploration and strategic acquisitions.

Some matters set forth herein are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as oil and gas prices, well completions and production levels within estimated ranges. Investors are directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.


FOR MORE INFORMATION ON THE WISER OIL COMPANY VIA FACSIMILE AT NO COST, DIAL 1-
                  800-PRO-INFO AND ENTER THE COMPANY CODE WZR.
                          FINANCIAL HIGHLIGHTS FOLLOW


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Wiser Oil Company
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                               WISER OIL COMPANY
                        (and Consolidated Subsidiaries)

                                              THREE MONTHS ENDED SEPTEMBER 30,      NINE MONTHS ENDED SEPTEMBER 30,
                                             ----------------------------------    ---------------------------------
                                                    (UNAUDITED)                          (UNAUDITED)
                                                 1997         1996       CHANGE       1997         1996       CHANGE
                                             ----------    ---------     ------    ---------    ---------     ------
Total Production (MBOE)                          1,112         1,207        (8)        3,556       3,556          0
Oil (MBBL)                                         570           645       (12)        1,830       1,763          4
Gas (MMCF)                                       2,911         2,836         3         8,974       9,226         (3)
Natural Gas Liquids (MBBL)                          57            90       (37)          230         255        (10)

Average oil price/BBL                          $ 17.30       $ 18.95        (9)      $ 18.17     $ 18.40         (1)
Average gas price/MCF                             1.97          1.52        30          2.14        1.58         35
Average natural gas liquids price/BBL            13.67         13.32         3         13.89       12.39         12


INCOME STATEMENT DATA
---------------------
(In thousands, except per share and %
 change data)

REVENUES
--------
    Oil and condensate                         $ 9,863       $12,217       (19)      $33,267     $32,428          3
    Natural gas                                  5,727         4,304        33        19,174      14,583         31
    Natural gas liquids                            782         1,192       (34)        3,200       3,165          1
    Security sale gains                             --           805      (100)        1,813       7,637        (76)
    Other income                                   655           950       (31)        2,972       1,575         89
                                               -------       -------                 -------     -------

TOTAL REVENUES                                  17,027        19,468       (13)       60,426      59,398          2

EXPENSES
--------
    Production and operating                     6,407         6,606        (3)       19,968      18,097         10
    Purchased gas                                  377           272        39         1,150         914         26
    Depreciation, depletion and                  5,318         4,922         8        16,328      14,772         11
     amortization
    Impairment                                      --            --         0            --      12,112       (100)
    Exploration                                  2,181           805       171         6,320       3,001        111
    General and administrative                   2,225         1,900        17         7,156       6,840          5
    Interest expense                             3,289         1,391       136         6,644       4,119         61
                                               -------       -------                 -------     -------

TOTAL EXPENSES                                  19,797        15,896        25        57,566      59,855         (4)

EARNINGS BEFORE INCOME TAXES                    (2,770)        3,572      (178)        2,860        (457)       726

INCOME TAX EXPENSE
------------------
    Current                                       (472)          246      (292)          512       1,104        (54)
    Deferred                                      (420)          881      (148)           29        (150)       119
                                               -------       -------                 -------     -------
Total Income Tax Expense                          (892)        1,127      (179)          541         954        (43)

NET INCOME (LOSS)                              $(1,878)      $ 2,445      (177)      $ 2,319     $(1,411)       264
                                               =======       =======                 =======     =======

Shares outstanding                               8,950         8,939        --         8,950       8,939         --

SHARE INFORMATION
-----------------
    EARNINGS (LOSS) PER SHARE                  $ (0.21)      $  0.27      (177)      $  0.26     $ (0.16)       264
    Dividends per share                           0.03          0.03         0          0.09        0.09          0

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Wiser Oil Company
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                               WISER OIL COMPANY
                        (AND CONSOLIDATED SUBSIDIARIES)

CONDENSED CONSOLIDATED BALANCE SHEETS
-------------------------------------
(In thousands, except % change data)
                                                   (UNAUDITED)
                                              SEPT. 30,     DEC. 31,        %
                                                1997          1996       Change
                                              ---------     --------     ------
ASSETS
------
    Current assets                            $ 32,514      $ 21,723         50
    Marketable securities, at market value       6,512         7,176         (9)
    Property, net                              214,199       179,718         19
    Other assets                                 4,423            --        100
                                              --------      --------

                                              $257,648      $208,617         24
                                              ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
    Current liabilities                       $ 20,354      $ 18,230         12
    Long term debt                             124,280        78,654         58
    Other liabilities                           12,459        12,471         (0)
    Stockholders' Equity                       100,555        99,262          1
                                              --------      --------

                                              $257,648      $208,617         24
                                              ========      ========




CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
----------------------------------------------
(IN THOUSANDS, EXCEPT % CHANGE DATA)
                                              THREE MONTHS ENDED SEPTEMBER 30,       NINE MONTHS ENDED SEPTEMBER 30,
                                             -----------------------------------     ---------------------------------
                                                   (UNAUDITED)               %             (UNAUDITED)            %
                                                1997          1996        Change       1997         1996        CHANGE
                                             ----------     --------   ---------     --------     ---------     ------
CASH FLOW FROM OPERATING ACTIVITIES:
    Net income (loss)                         $ (1,878)     $  2,445       (177)     $  2,319     $ (1,411)       264
    Noncash charges                              4,954         5,813        (15)       16,402       26,730        (39)
    Exploration expense                          2,181           805        171         6,320        3,001        111
    Security and property sale gains, net         (155)         (881)       (82)       (3,750)      (7,752)       (52)
    Changes in working capital, net              3,509            30        n/m         4,367        1,076        306
                                              --------      --------                 --------     --------
        OPERATING CASH FLOW                      8,611         8,212          5        25,658       21,644         19
                                              --------      --------                 --------     --------

    Capital and exploration expenditures       (17,537)      (11,855)        48       (58,299)     (31,838)        83
    Proceeds from securities & property            162           960        (83)        5,036        8,548        (41)
     sales
    Common stock issued                             --            --          0           162            0        100
    Dividends paid                                (269)         (269)         0          (806)        (805)         0
    Increase (reduction) in long term debt          --         2,547       (100)       46,346        2,829        n/m
    Debt issuance costs and fees                  (320)           --       (100)       (5,210)           0       (100)
                                              --------      --------                 --------     --------

    Net cash flow                               (9,353)         (405)       n/m        12,887          378        n/m

    Beginning cash and cash equivalents         28,110         2,180        n/m         5,870        1,397        320
                                              --------      --------                 --------     --------

    ENDING CASH AND CASH EQUIVALENTS          $ 18,757      $  1,775        n/m      $ 18,757     $  1,775        n/m
                                              ========      ========                 ========     ========

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